UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2007

GOFISH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2007, the Board of Directors of GoFish Corporation (the “Company”) amended the Company’s previously-announced Non-Qualified Stock Option Plan (as amended, the “Non-Qualified Plan”) to increase the total number of shares of common stock of the Company that may be issued pursuant to the Non-Qualified Plan from 3,600,000 shares to 4,000,000 shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, the Company’s Board of Directors increased the number of directors of the Company from five to seven directors and appointed John Durham to serve as a member of the Company’s Board of Directors, effective November 1, 2007, until his resignation or his successor is elected and qualified.

There have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Durham, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-B. There was no arrangement or understanding between either Mr. Durham and any other persons pursuant to which Mr. Durham was selected as a director.

On November 1, 2007, the Company’s Board of Directors granted options under the Non-Qualified Plan to Mr. Durham. The grant to Mr. Durham consists of non-qualified stock options to purchase 400,000 shares of the Company’s common stock, with an exercise price equal to $0.27 per share, which was the closing price per share of the Company’s common stock on the OTC Bulletin Board on November 1, 2007. The options granted to Mr. Durham will vest monthly at the rate of 1/36th per month over a three-year period commencing on the date of grant. Upon a change in control during Mr. Durham’s service as a member of the Company’s Board of Directors, 100% of the shares subject to such then-outstanding options that remain unvested would immediately vest. The Company and Mr. Durham will enter into a stock option agreement related to such grant.

Item 8.01	Other Events.

On November 7, 2007, the Company issued a press release announcing the appointment of Mr. Durham to the Company’s Board of Directors. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release issued by GoFish Corporation on November 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: November 7, 2007	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

Exhibit Index

Exhibit	Description
99.1	Press release issued by GoFish Corporation on November 7, 2007